EXHIBIT 32.2

WRITTEN STATEMENT OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES — OXLEY ACT OF 2002

The undersigned, the Senior Vice President, Treasurer and Principal Financial Officer of Industrial Income Trust Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-K of the Company for the annual period ended December 31, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2010	/s/ Troy J. Bloom
Troy J. Bloom
Senior Vice President and Treasurer